EXHIBIT III. CODE OF ETHICS (8/30/23)

Introduction

Rule 204A-1 of the Advisers Act requires every registered investment adviser to establish, maintain and enforce a Code of Ethics that at a minimum addresses personal trading by its “Access Persons” 1. Section 204A of the Advisers Act requires all registered investment advisers to have policies and procedures in place to detect and prevent insider trading.

The purpose of this Code of Ethics is to set forth standards of conduct and personal trading guidelines that are intended to comply with Rule 204A-1 of the Investment Advisers Act of 1940, as amended (“Advisers Act”), and Rule 17j-1 of the Investment Company Act of 1940, as amended (“1940 Act”). North Country Investment Advisers, Inc. expects each of its “Access Persons” to follow the guidelines and requirements herein.

A.	General Prohibitions on Insider Trading Under the 1940 Act.

Rule 17j-1(b) under the Investment Company Act of 1940 (the “Act”) makes it unlawful for any person affiliated with North Country Investment Advisers, Inc. (the “Adviser”), in connection with the purchase or sale,2 directly or indirectly, by such person of a security “held or to be acquired” by any investment company registered under the Act that is advised by the Adviser (any such “Fund”):

(1)	To employ any device, scheme or artifice to defraud the Fund;

(2)	To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3)	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

(4)	To engage in any manipulative practice with respect to a Fund.

A security is “held or to be acquired” by a Fund if it is a covered security3 (or an option for or exchangeable for a covered security) and within the most recent 15 days (i) the covered security has been or is being held by the Fund, or (ii) the covered security has been or is being considered by the Fund or the Adviser for purchase by the Fund.

1 Under Rule 204A-1 of the Advisers Act and Rule 17j-1 an “access person” of the Adviser includes (i) each director and officer of the Adviser, (ii) each additional employee (if any) of the Adviser who, in connection with his or her regular duties, makes, participates in, or obtains information about the purchase or sale of any covered security by the Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales, (iii) any employee of any company that controls the Adviser (including its parent company, Glens Falls National Bank and Trust Company (the "Bank"), and its parent company, Arrow Financial Corporation ("Arrow")), who, in connection with his or her regular duties, makes, participates in, or obtains information about the purchase or sale of any covered security by the Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iv) any natural person in a control relationship to the Trust or a Fund who obtains information concerning recommendations made to the Trust or to a Fund with regard to the purchase or sale of covered securities. The Adviser will maintain at all times a list of its “access persons”..

2 A purchase or sale includes the writing of an option to purchase or sell.

3 A “covered security” is any security under the broad definition of Section 2(a)(36) of the Act except: (i) direct obligations of the United States, (ii) bankers’ acceptances, bank CDs, commercial paper, high quality short-term debt instruments (including repurchase agreements), and (iii) shares of open-end investment companies (except shares of any investment companies with which the Adviser has entered into an Investment Advisory Agreement either as adviser or sub-adviser).

B.	Adviser Policies to Ensure Compliance by Access Persons.

(1)	It is the general policy of the Adviser that no “access person” of the Adviser shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j -1(b) set forth above.

(2)	In keeping with the recommendations of the Board of Governors of the Investment Company Institute, the following policies shall govern personal investment activities of access persons of the Adviser:
(a)	It is the duty of each access person to place the interests of advised Funds and the Funds’ shareholders first.

(b)	Each access person shall conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of the Adviser's position of trust and responsibility with respect to advised Funds and the shareholders of those Funds.

(c)	No access person shall take inappropriate advantage of his or her position with the Adviser.

(d)	No access person who is also a member of "investment personnel"4 of the Adviser shall, directly or indirectly, purchase any securities for his or her “personal benefit"5 in any “initial public offering.” 6

(e)	No access person who is also a member of investment personnel of the Adviser shall, directly or indirectly, purchase or sell for his or her personal benefit any securities purchased or sold for any Fund advised by the Adviser during the “blackout period”7 for such securities.

(f)	No access person who is also a member of investment personnel of the Adviser shall engage in any "short- term trading"8 in any individual [equity] security for his or her personal benefit.

(g)	Each access person shall certify annually that he or she has read and understands this Code of Ethics, and has complied with the requirements of such Code of Ethics since the date of his or her last such certification or, if none such, the date such person became an access person (Exhibit D).

4 “Investment personnel” of the Adviser includes all access persons of the Adviser except for those who do not, as part of their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities by advised Funds or obtain information concerning such recommendations. At a minimum, the President of the Adviser and all portfolio managers and traders will be considered “Investment Personnel” under this definition.

5 An access person shall be deemed to have engaged in a securities transaction for “personal benefit” if the securities to be sold (or purchased) in such transaction are (or would be) “beneficially owned” by such access person within the meaning of Section 16(a) under the Securities Exchange Act of 1934. In turn, securities are “beneficially owned” by an individual under Section 16(a) if the individual enjoys the economic benefits of such securities. Such economic benefit may be assumed if the securities are held by the individual’s (i) spouse, (ii) minor children, (iii) any relative who shares the same home, or (iv) any other person if by reason of any contract, understanding, relationship, agreement or other arrangement the individual obtains benefits from such securities substantially equivalent to ownership.

6 An "initial public offering" means an offering of securities registered under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

7 The “blackout period” for any security purchased or sold by a Fund shall be (i) for access persons who are not portfolio managers for such Fund, the period during which a purchase or sale order in such security is pending for such Fund, until such pending transaction is either executed (placed with a Broker/Dealer by the Fund’s Trader) or withdrawn by the Fund’s portfolio manager, or (ii) for portfolio managers for such Fund, a period of seven (7) calendar days before and after the execution of a trade for such security on behalf of such Fund.

8 “Short-term trading” shall mean any purchase and sale, or sale and purchase, entered into (ordered) within a sixty (60) calendar day period.

C.	Reporting Requirements

In order to provide the Adviser with information to enable it to determine with reasonable assurance whether the Adviser’s policies are being observed by its access persons, effective at such time as the Adviser shall commence actual management of client assets under the terms of an Investment Advisory Agreement:

(1)	Each person becoming an access person of the Adviser shall no later than ten (10) days after becoming such an access person submit a report in the form attached hereto as Exhibit A (an “Initial Holdings Report”) to the Adviser’s Compliance Officer showing all holdings in “covered securities” in which the person had any direct or indirect beneficial ownership as of a date no more than forty-five (45) days before the report is submitted (see Note 5 for a definition of “beneficial ownership”). Such Initial Holding Report shall also indicate all broker/dealers and banks with which the access person held direct or indirect ownership of any securities. Such reports need not show holdings over which such person had no direct or indirect influence or control.

(2)	Each access person of the Adviser shall submit reports each quarter in the form attached hereto as Exhibit B (a “Securities Transaction Report”) to the Adviser’s Secretary showing all transactions in “covered securities” in which the person had, or by reason of such transaction acquired, any direct or indirect beneficial ownership. Such reports shall be filed no later than twenty-one (21) days after the end of each calendar quarter, and need not show transactions over which such person had no direct or indirect influence or control or transactions effected pursuant to an automatic investment plan.

(3)	Each access person of the Adviser shall timely submit each year to the Adviser’s Compliance Officer an annual report in the form attached hereto as Exhibit C (an “Annual Holding Report”) showing all holdings in covered securities in which the person had any direct or indirect beneficial ownership as of a date no more than forty-five (45) days before the report is submitted. Such report shall be filed no later than twenty-one (21) days after the end of each calendar year, and need not show holdings over which such person had no direct or indirect influence or control.

D.	Preclearance Procedures

(1)	All access persons who are also investment personnel of the Adviser, before acquiring, directly or indirectly, for their personal benefit (see Note 5 for a definition of “personal benefit”) any securities in any "limited offering" or before acquiring or selling, for their personal benefit, any other covered securities through a directed transaction that is not part of an automatic investment program, shall obtain approval using the Preclearance Request Form (Exhibit E). Approval, must be obtained from the Adviser’s Compliance Officer. The Compliance Officer will consult with an independent member of the NCIA Investment Committee and obtain, in writing, verification that the covered security is not nor is it reasonably expected to be in a “blackout period”. This verification will be attached to the Preclearance Request. In the absence of the Compliance Officer, the President or Vice President is authorized to make the approval and forward the documentation to the Compliance Officer. Approval is contingent upon verification that the security is not in a “blackout period”.
(a)	Exemptions from the Requirement to Preclear

Preclearance is not required for the following security transactions:

-	ETFs (will never be purchased for the Funds)
-	Mutual Funds (will never be purchased for the Funds)

(2)	Pre-clearance of trades will be valid until the end of the next trading day following the day on which the pre- clearance approval was granted. All requests for pre-clearance will be responded to by e-mail, thus creating a date- and time-stamp which will open the window for placing the trade.

(3)	Evidence of trade execution will be provided to the NCIA Compliance Officer with the Quarterly Transaction Reporting for comparison to the pre-clearance approval. Violations of the Code and remedial steps taken are documented on Exhibit XIII - Code of Ethics Violations Reporting Checklist.

E.	Notice to, and Review of, Holding Reports by Access Persons

(1)	The President of the Adviser or his or her delegate shall notify each access person of the Adviser who may be required to make reports pursuant to this Code of Ethics that such person is subject to this reporting requirement and shall deliver a copy of this Code of Ethics to each such person.

(2)	The President of the Adviser or his or her delegate shall review reports submitted under Section C of this Code of Ethics within fifteen (15) days of submission, however, no individual required to submit reports under Section C shall undertake the review of his or her own reports. Such reports will be reviewed by a separate officer of the Adviser or other delegate within the same fifteen (15) day period.

(3)	The Compliance Officer of the Adviser will establish and maintain records of access persons of the Adviser who are required to make reports under Section C of this Code of Ethics and shall establish and maintain records of the President or any delegate thereof responsible for reviewing such reports.

(4)	Access persons who fail to file reports on a timely basis as specified in Section C of this Code of Ethics, will be contacted directly by the President of the Advisor on the first business day following the determination of a late filing for the purpose of obtaining the necessary filing.

F.	Reports to the Board of Directors of Adviser

(1)	The President shall report to the Board of Directors of Adviser:

(a)	at the next meeting following the receipt of any Securities Transaction Report with respect to each reported transaction in a covered security, unless the amount involved in the transaction was less than $50,000;

(b)	with respect to any transaction or holding not required to be reported to the Board by the operation of subparagraph (a) that the President nonetheless believes may evidence a violation of this Code of Ethics; and

(c)	any apparent violation by any access person of the Adviser of the transaction prohibitions of Section B(2) of this Code of Ethics or of the reporting requirements of Section C of this Code of Ethics.

(d)	any late filings under the terms of Section C of this Code of Ethics where there are two consecutive occurrences of required quarterly or annual filings by access persons.

(2)	The Board shall consider reports made to it hereunder and shall determine whether the transaction prohibitions or policies established in Section B of this Code of Ethics or the reporting requirements in Section C of the Code of Ethics have been violated, and what sanctions, if any, should be imposed.

G.	Reports to Fund's Board
(1)	The Adviser shall, not less frequently than annually, furnish the Board of Directors of each advised Fund with a written report that:

(a)	describes any issues arising under its Code of Ethics or procedures relating to such Fund since the last report to such Board of Directors, including, but not limited to, information about material violations of such Code of Ethics or procedures and sanctions imposed in response, and

(b)	certifies that the Adviser has adopted procedures reasonably necessary to prevent its access persons from violating the Adviser's Code of Ethics.

(2)	The Adviser shall furnish to the Board of Directors of the Fund for its consideration and approval any material amendment to this Code of Ethics before or not later than three (3) months after the date of the Adviser’s adoption of such amendment, and absent such approval the amendment will not become or will cease to be effective.

This Code of Ethics, a copy of each Securities Transaction and Holding Report by an access person, any written report hereunder by the Secretary, and lists of all persons required to make reports shall be preserved with the Adviser’s records for the period required by Rule 17j -1.

Adopted:       January 3, 2001

Amended:      August 27, 2003

May 26, 2004

May 25, 2005

August 23, 2006

December 19, 2007

August 31, 2016

August 28, 2019

November 30, 2020

August 30, 2023

The Board of Directors

North Country Investment Advisers, Inc.

EXHIBIT III. (a) INITIAL HOLDING REPORT (8/27/08)

NORTH COUNTRY INVESTMENT ADVISERS, INC.

Initial Holdings Report

Initial Holding Report as of:                       , 20

(Date became an access person)

To the Secretary of North Country Investment Advisers, Inc.:

As of the above date, I had direct or indirect beneficial ownership of the following covered securities:

Principal
	Number	Amount of
Title	of Shares	Security

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

As of that same date, I held direct or indirect beneficial ownership of securities with the following broker/dealer(s) or bank(s):

_________________________________________________________________________________________________

_________________________________________________________________________________________________

This report (i) excludes securities with respect to which I had no direct or indirect influence or control, (ii) excludes securities not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Name:                                                                                                                      Date:                                       (Please Print)

Signature:

EXHIBIT III. (b) SECURITIES TRANSACTION REPORT (8/27/08)

NORTH COUNTRY INVESTMENT ADVISERS, INC.

Securities Transaction Report

For the Calendar Quarter Ended                               , 20_

To the Secretary of North Country Investment Advisers, Inc.:

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Adviser’s Code of Ethics:

Title of Security (and interest rate and maturity date, if applicable)	Date Transaction	No. of Shares or Principal Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price at which transaction effected	Broker/ Dealer or Bank through whom effected

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

During the quarter referred to above, I established the following account in which securities were held for my direct or indirect benefit during the quarter:

Broker/Dealer or

Bank With Whom                                                        Date the Account

Account Established                                                  Was Established

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Name:                                                                                                                      Date:                                       (Please Print)

Signature:

EXHIBIT III. (c) ANNUAL HOLDING REPORT (8/27/08)

NORTH COUNTRY INVESTMENT ADVISERS, INC.

Annual Holdings Report

Annual Holding Report of: December 31, 20

(Containing holdings as of a date not more than 45 days prior to submission) To the Secretary of North Country Investment Advisers, Inc.:

As of the above date, I had direct or indirect beneficial ownership of the following covered securities:

Principal
	Number	Amount of
Title	of Shares	Security

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

_________________________________________________________________________________________________

As of that same date, I held direct or indirect beneficial ownership of securities with the following broker/dealer(s) or bank(s):

_________________________________________________________________________________________________

_________________________________________________________________________________________________

This report (i) excludes securities with respect to which I had no direct or indirect influence or control, (ii) excludes securities not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Name:                                                                                                                      Date:                                       (Please Print)

Signature:

EXHIBIT III. (d) INITIAL / ANNUAL CERTIFICATION OF ACCESS PERSON (8/27/08)

NORTH COUNTRY INVESTMENT ADVISERS, INC.

Initial / Annual Certification of Access Person

I hereby certify that I have read and understand the Code of Ethics as adopted by North Country Investment Advisors, Inc. and have complied with its requirements since becoming an Access Person.

Signature

Printed Name

Title

Date

EXHIBIT III. (e) PRECLEARANCE REQUEST FORM (11/30/20)

NORTH COUNTRY INVESTMENT ADVISERS, INC.

Preclearance Request Form

Date:

Name of Access Person:

To comply with procedures established under the North Country Investment Advisers, Inc. (NCIA) Code of Ethics, I am seeking approval for the following covered securities transaction: (please check (÷) appropriate box and provide additional details as noted below.)

☐ I intend to ☐ buy or ☐ sell the following covered securities in an account for my personal benefit: Number of Shares:

Stock Symbol:                  Issuer of Covered Securities:                  Planned Transaction Date:

☐ I am going to acquire, directly or indirectly, for my personal benefit covered securities as part of a “limited offering” the following:

Limited Offering:                  Issuer of Covered Securities:                  Planned Transaction Date:

By completing this form and submitting it to the NCIA Compliance Officer, I hereby represent all of the following:

(a)  I have no inside information, including information relating to planned securities transactions by NCIA, relating to the above referenced securities;

(b)	there are no conflicts of interest in these transactions with respect to NCIA client portfolios and
(c)	these securities are not initial public offerings or private placements.

Access Person Signature:

Portfolio Manager Consulted (Name):

Date Preclearance Granted:

Granted By:

Investment Personnel of the Adviser for Preclearance purposes include the following: President of the Adviser, Portfolio Managers and the Trader.